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                                                                   Exhibit 10.10

                                     Patriot
                             The Patriot Group, LLC



                                November 8, 2004

                   American Business Financial Services, Inc.
  Residential Mortgage Loan Warehouse and Residual Master Repurchase Agreement
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American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Squire East, 8th Floor
Philadelphia, Pennsylvania 19109

Attention:    Anthony J. Santilli, Chairman, President, Chief Executive Officer
              and Chief Operating Officer

Ladies and Gentlemen:

         Reference is made to the Commitment Letter dated October 26, 2004 executed and delivered by The Patriot Group, LLC, on behalf of itself, its affiliates and subsidiaries ("Patriot"), and accepted by American Business Financial Services, Inc. (together with its affiliates and subsidiaries, "ABFS") on October 27, 2004, as amended by an exchange of e-mails on November 5, 2004 (the "Commitment Letter"). Terms not defined herein shall have the meanings ascribed to them in the Commitment Letter.

         This letter constitutes written notification that Patriot has obtained the approval of the Committed Facility by its investment committee within the time frame required by the Commitment Letter and hereby confirms its commitment to execute the Committed Facility on the terms and subject to the conditions set forth in the Commitment Letter. Accordingly, Patriot shall permanently retain the Commitment Fee of $950,000 previously paid to Patriot.

         At the present time, all of the conditions to execution and delivery of the Committed Facility have not been met. In order to be of assistance to ABFS, Patriot hereby extends its deadline for execution and delivery of definitive documentation for the Committed Facility and satisfaction of initial conditions of the Wet Warehouse and Residual Repo to November 22, 2004. Moreover, the deadline for the credit of $250,000 toward the Closing Fee (as contemplated in Annex I to Exhibit A-1 of the Commitment Letter) is hereby extended to November 22, 2004.

         Patriot also remains interested in providing an interim residual repurchase facility to ABFS if agreement is reached as to the size and terms of, and additional collateral for, this facility, and ABFS can obtain the necessary consents.


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         We await your guidance as to whether and how ABFS wishes to proceed with respect to an interim residual repurchase facility and look forward to working with you to complete the Committed Facility.

                                           Very truly yours,

                                           THE PATRIOT GROUP, LLC



                                           By:    /s/   Charles A. Forbes, Jr.
                                                  ------------------------------
                                           Name:  Charles A. Forbes, Jr.
                                           Title: Co-Chief Executive Officer